UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2007
Date of Earliest Event Reported: September 21, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-139982	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite 1001 Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Pursuant to an Asset Purchase Agreement effective September 21, 2007 (the “Purchase Agreement”) among Future Fight Productions, Inc. (“FFP”), the shareholders of FFP, and ProElite, Inc. (the “Company”), FFP agreed to sell to the Company all of the assets of FFP relating to the mixed martial arts business (the “Assets”). The consideration for the Assets will be the payment to FFP of $350,000 cash at the closing; and 200,000 restricted shares of the Company’s Common Stock (the “PE Shares”), 50% of such PE Shares to be delivered on the closing and the remaining 50% of such PE Shares to be delivered in equal installments on each of the first three anniversaries of the closing. A portion of the PE Shares is subject to forfeiture in the event of the occurrence of certain events. Additionally, the Company will pay an additional $100,000 in cash if FFP’s EBITDA for a certain 12 month period exceeds a given threshold. Closing of the transaction is subject to certain conditions precedent. The Purchase Agreement also contemplates a five-year Consultation Agreement between the Company and FFP, including the payment to FFP of a portion of FFP’s EBITDA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ProElite, Inc.

Date: September 26, 2007	By:	/s/ DOUGLAS DELUCA
Douglas Deluca, Chief Executive Officer